UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2009, Harrah’s Operating Company, Inc. (the “Company”) and Harrah’s Entertainment, Inc. (the “Parent”) entered into a supplemental indenture (the “Supplemental Indenture”) by and among the Company, Parent, the other Note Guarantors (as defined in the Supplemental Indenture) party thereto and U.S. Bank National Association (“U.S. Bank”) as trustee to the Indenture dated as of February 1, 2008 (the “Guaranteed Notes Indenture”) between the Company, the Note Guarantors and U.S. Bank as trustee, pursuant to which the Company’s 10.75% Senior Notes due 2016 (the “10.75% Notes”) and 10.75%/11.5% Senior Toggle Notes due 2018 (the “10.75%/11.5% Notes” and together with the 10.75% Notes, the “Notes”) were issued.

The Supplemental Indenture was entered into in connection with the Company’s previously announced exchange offers (the “Exchange Offers”) and consent solicitations with respect to certain outstanding debt securities of the Company (the “Old Notes”), commenced on March 5, 2009. The Supplemental Indenture amends the Guaranteed Notes Indenture to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Guaranteed Notes Indenture and the Notes. The amendments will not, however, become operative until the Old Notes tendered in the Exchange Offers are accepted for exchange by the Company pursuant to the terms of the Exchange Offers.

On March 26, 2009, the Company also entered into an Amendment and Waiver (the “Amendment”) to the Senior Unsecured Interim Loan Agreement dated as of January 28, 2008 (the “Interim Loan Agreement”), among the Company, the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., as administrative agent and the other parties named therein.

As a result of the receipt by the Company of the consent of Lenders having loans made under the Interim Loan Agreement (“Loans”) and holders of Notes representing more than the sum of 50% of all Loans and Notes outstanding, the Amendment amends the Interim Loan Agreement to, among other things, eliminate substantially all of the restrictive covenants and certain events of default, which amendments correspond with the amendments to the Guaranteed Notes Indenture effected by the Supplemental Indenture.

Upon the receipt of the requisite consent of Lenders having Loans representing more than 50% of the sum of all Loans outstanding, the Amendment will waive or amend certain provisions of the Interim Loan Agreement to permit the Company, from time to time, to buy back Loans at prices below par from specific Lenders in the form of voluntary prepayments of the Loans by the Company on a non-pro rata basis. Such waivers and amendments are not yet operative because the requisite Lender consent has not been received.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indenture and the Amendment, attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

4.1	First Supplemental Indenture, dated as of March 26, 2009, between Harrah’s Operating Company, Inc., the Note Guarantors listed on the signature pages thereto and U.S. Bank National Association, as indenture trustee.

10.1	Amendment and Waiver to Interim Loan Agreement, dated as of March 26, 2009, between Harrah’s Operating Company, Inc. and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: March 31, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	First Supplemental Indenture, dated as of March 26, 2009, between Harrah’s Operating Company, Inc., the Note Guarantors listed on the signature pages thereto and U.S. Bank National Association, as indenture trustee.

10.1	Amendment and Waiver to Interim Loan Agreement, dated as of March 26, 2009, between Harrah’s Operating Company, Inc. and Citibank, N.A., as administrative agent.